EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OF POLAR WIRELESS CORP.

In connection with the accompanying Quarterly Report on Form 10-Q of Polar Wireless Corp. for the quarter ended January 31, 2011, the undersigned, G. Kelly O’Dea, President of Polar Wireless Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended January 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended January 31, 2011 fairly presents, in all material respects, the financial condition and results of operations of Polar Wireless Corp.

Date: March 22, 2011	/s/ G. Kelly O’Dea
G. Kelly O’Dea
President